UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Sensei Biotherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SENSEI BIOTHERAPEUTICS, INC.

1405 Research Boulevard, Suite 125

Rockville, Maryland 20850

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 21, 2025

Dear Stockholder:

The Annual Meeting of stockholders of Sensei Biotherapeutics, Inc. (the “Company”) will be held on Wednesday, May 21, 2025 at 11:00 a.m. Eastern Daylight Time (the “Annual Meeting”). To facilitate stockholder participation in the Annual Meeting, the Annual Meeting will be held through a live webcast at www.proxydocs.com/SNSE. You will not be able to attend the meeting in person. The meeting will be held for the following purposes:

1.	To elect the Board’s nominees, William Ringo and John Celebi, to the Board of Directors to hold office until the 2028 Annual Meeting of Stockholders.
2.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.
3.

To approve an amendment to the Company’s amended and restated certificate of incorporation to effect, at the discretion of the Board of Directors, a reverse stock split of our common stock at a ratio in the range of 1-for-10 to 1-for-30, inclusive, and a corresponding proportionate reduction in the total number of authorized shares of the Company’s common stock, such ratio to be determined at the discretion of the Board of Directors.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. This year's Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.proxydocs.com/SNSE and entering the Control Number included in your proxy card, voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 10:45 a.m. Eastern Daylight Time, on Wednesday, May 21, 2025. The record date for the Annual Meeting is March 25, 2025. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Christopher W. Gerry

General Counsel and Secretary

Rockville, Maryland

April [●], 2025

We are primarily providing access to our proxy materials over the internet pursuant to the Securities and Exchange Commission’s notice and access rules. On or about April [●], 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials that will indicate how to access our 2025 Proxy Statement and 2024 Annual Report on the internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

Whether or not you expect to attend the virtual Annual Meeting, please submit voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: (1) over the Internet before the Annual Meeting at www.proxypush.com/SNSE and during the Annual Meeting at www.proxydocs.com/SNSE, (2) by telephone by calling the toll-free number (866) 284-5317, or (3) if you elected to receive printed proxy materials by mail, by marking, dating, and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote online if you attend the virtual Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote online at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

Table of Contents

Page
PROXY STATEMENT:
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
PROPOSAL 1-ELECTION OF DIRECTORS	7
PROPOSAL 2-RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PROPOSAL 3-APPROVAL OF REVERSE STOCK SPLIT AND AUTHORIZED SHARES REDUCTION	15 16
EXECUTIVE OFFICERS	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	27
EXECUTIVE COMPENSATION	28
DIRECTOR COMPENSATION	34
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	36
TRANSACTIONS WITH RELATED PERSONS	37
HOUSEHOLDING OF PROXY MATERIALS	39
OTHER MATTERS	40
Appendix A – Form of Amendment to Certificate of Incorporation with Respect to Proposal 3	A-1

SENSEI BIOTHERAPEUTICS, INC.

1405 Research Boulevard, Suite 125

Rockville, Maryland 28510

PROXY STATEMENT

For The 2025 Annual Meeting of Stockholders

To Be Held on May 21, 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board” or “Board of Directors”) of Sensei Biotherapeutics, Inc. (the “Company”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April [●], 2025 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the Annual Meeting?

To facilitate stockholder participation in the Annual Meeting, this year the Annual Meeting will be held through a live webcast at www.proxydocs.com/SNSE. You will not be able to attend the Annual Meeting in person. If you attend the Annual Meeting online, you will be able to vote and submit questions at www.proxydocs.com/SNSE.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on March 25, 2025, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.proxydocs.com/SNSE and enter the Control Number found next to the label “Control Number” on your proxy card, or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/ proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on May 21, 2025.

What if I cannot find my Control Number?

We will have access to a list of control numbers for registered stockholders in the event of a lost number. You may also consult your Mediant Relationship Manager for assistance. Typically, “guest” access is not permitted. Please consult with your Mediant Relationship Manager if you would like to permit guest access.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.

Will a list of record stockholders as of the record date be available?

A list of our record stockholders as of the close of business on the record date will be available for inspection at our corporate office for the 10 days ending on the day before the Annual Meeting. If you want to inspect the stockholder list, call our office at (240) 243-8000 to speak with our Investor Relations department to schedule an appointment.

Where can we get technical assistance?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email. The technical support number will not be posted publicly; it will be provided to meeting attendees via e-mail one hour prior to the meeting start time.

For the Annual Meeting, how do we ask questions of management and the board?

Stockholders may submit questions that are relevant to our business in advance of the Annual Meeting. If you are a stockholder, you may submit a question in advance of the meeting at www/proxydocs.com/SNSE after logging in with your Control Number. We do not intend to post questions or answers to stockholder questions received during the Annual Meeting on our website.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 25, 2025 will be entitled to vote at the Annual Meeting. On this record date, there were 25,208,068 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 25, 2025 your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC), then you are a stockholder of record. As a stockholder of record, you may vote virtually at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 25, 2025 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares virtually at the meeting unless you request and obtain a valid legal proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

●	Proposal No. 1 – Election of two directors;
●

Proposal No. 2 – Ratification of selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025; and

●

Proposal No. 3 – To approve an amendment to the Company’s amended and restated certificate of incorporation to effect, at the discretion of the Board of Directors, a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-10 to 1-for-30, inclusive (the “Reverse Stock Split”), and a corresponding proportionate reduction in the total number of authorized shares of the Company’s common stock (the “Authorized Shares Reduction”), such ratio to be determined at the discretion of the Board of Directors.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote virtually at the Annual Meeting or vote by proxy in one of three ways: online, by telephone or using the proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote virtually even if you have already voted by proxy.

To vote during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions provided via e-mail after registering at www.proxydocs.com/SNSE. You will need to enter the Control Number found on your Notice of Internet Availability or notice you receive or in the email sending you the proxy statement.

To vote prior to the Annual Meeting you may vote via the Internet at www.proxypush.com/SNSE; by telephone; or by completing and returning the proxy card or voting instruction form, as described below.

•	To vote online, go to www.proxypush.com/SNSE. You will be asked to provide the Company number and control number from the Notice. Your vote must be received to be counted.
•	To vote over the telephone, dial toll-free (866) 284-5317. You will be asked to provide the control number from the Notice. Your vote must be received to be counted.
•

To vote by mail if you requested printed proxy materials, you can vote by promptly completing and returning your signed proxy card in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by May 21, 2025.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in the notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. You may access and vote at the meeting by registering to attend the meeting at www.proxydocs.com/SNSE using your control number on your voting instruction form and by requesting a valid proxy from your broker, bank or other agent.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 25, 2025.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone or through the internet at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal No. 1, but may vote your shares on Proposal No. 2 and No. 3 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director, “For” the ratification of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2025 and “For” the approval of a Reverse Stock Split of our common stock at a ratio in the range of 1-for-10 to 1-for-30, inclusive, and a corresponding proportionate Authorized Share Reduction, as determined at the discretion of the Board of Directors. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to our proxy materials, our directors and employees may also solicit proxies virtually, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1405 Research Blvd, Suite 125, Rockville, Maryland 20850.
•	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by [●] to our Corporate Secretary at 1405 Research Blvd, Suite 125, Rockville, Maryland 20850. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2025 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address above between January 21, 2026 and February 20, 2026 . Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of shares of our stock that you beneficially own. In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you propose to bring business before an Annual Meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting that business at the Annual Meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition and (5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2025.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the Proposal No. 1 to elect directors, votes “For,” “Withhold” and broker non-votes, and with respect to the Proposal No. 2 for the ratification of independent auditors and Proposal No. 3 for the Reverse Stock Split and corresponding Authorized Share Reduction, votes “For,” “Against” and abstentions. For Proposal No. 1, broker non-votes will have no effect and will not be counted toward the vote total for any of the director nominees. For Proposal No. 2 and 3, abstentions will be counted and will have the same effect as “Against” votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes

1	Election of Directors	Nominees receiving the most “For” votes of the shares present virtually or represented by proxy at the Annual Meeting will be elected.	Not Applicable	No effect

2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025	“For” votes from holders of a majority of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the matter.	Against	Not applicable; Brokers have discretion to vote (1)

3	Reverse Stock Split and Authorized Share Reduction	“For” votes from the holders of a majority of the total votes cast on the proposal.	No effect	No effect

(1)

This proposal is considered a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal. We do not expect there to be broker-non votes on this matter.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum is present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting virtually or represented by proxy. On the record date, there were 25,208,068 shares outstanding and entitled to vote. Thus, the holders of 12,604,035 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting virtually or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes and currently has six members. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

There are two directors in the class whose term of office expires in 2025: William Ringo and John Celebi. Each of the nominees is currently a director of the Company and each nominee was previously elected by the stockholders. If elected at the Annual Meeting, these nominees will serve until the 2028 Annual Meeting and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. It is the Company’s policy to invite and encourage directors and nominees for director to attend the Annual Meeting. All of the directors attended the 2024 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee that we propose. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any of the nominees will be unable to serve.

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience and capability in various areas necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, experience, judgment, commitment, skills, and a range of expertise and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

The following is a brief biography of each nominee for director and their ages as of March 25, 2025, along with a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING

John Celebi, age 53

John Celebi has served as our President and Chief Executive Officer and a member of our board of directors since 2018. Prior to joining us, from 2016 until 2018, Mr. Celebi served as Chief Operating Officer of X4 Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company. Prior to X4 Pharmaceuticals, from 2011 until 2016, he served as Chief Business Officer at Igenica Biotherapeutics, Inc., an immunotherapy company. Prior to joining Igenica Biotherapeutics, Mr. Celebi served in various roles at ArQule, Inc., a biotechnology and pharmaceutical company from 2003 until 2011, including as Vice President of Business Development and New Product Planning and Alliance Management. Mr. Celebi serves on the board of directors of Egle Therapeutics, a privately held immunotherapy company. Mr. Celebi received a B.S. in Biophysics from the University of California, San Diego and an M.B.A. from Carnegie Mellon University. We believe that Mr. Celebi’s perspective and deep experience in the biotechnology industry, as well as his experience leading our company as the President and Chief Executive Officer, qualifies him to serve on our board of directors.

William Ringo, age 79

William Ringo has served as the chair of our board of directors since March 2022. Mr. Ringo most recently served as Interim Chief Executive Officer of Five Prime Therapeutics, Inc. (Five Prime) from September 2019 until April 2020. From 2010 until 2015, Mr. Ringo was a senior advisor with Barclays Capital, the global investment banking division of Barclays Bank PLC. From 2010 until 2015,

Mr. Ringo served as a strategic advisor with Sofinnova Ventures, a life sciences-focused investment firm. Prior to his advisory roles with Barclays Capital and Sofinnova Ventures, Mr. Ringo served as Senior Vice President of Strategy and Business Development for Pfizer Inc., a biopharmaceutical company, from 2008 until his retirement in 2010. From 2004 to 2006, Mr. Ringo served as President and Chief Executive Officer of Abgenix, Inc., a biotechnology company acquired by Amgen, Inc. His experience in the global pharmaceutical sector also includes nearly 30 years with Lilly. Over the course of his career with Lilly, Mr. Ringo served in numerous executive roles, including Product Group President for oncology and critical care, President of internal medicine products, President of the infectious diseases business unit, and Vice President of sales and marketing for U.S. pharmaceuticals. He also was a member of Lilly’s operating committee. Mr. Ringo has been a director of Assembly Biosciences, Inc. since 2014 and has served as non-executive Chairman of the Board since 2015. In the last five years, Mr. Ringo was formerly a director of Five Prime, Immune Design Corp., Sangamo Biosciences, Inc., Mirati Technologies, Inc. and, prior to its being acquired by Lilly, Dermira, Inc. Mr. Ringo received a B.S. in business administration and an M.B.A. from the University of Dayton. We believe that Mr. Ringo’s significant scientific and board experience qualifies him to serve on our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING

Bob Holmen, age 61

Bob Holmen has served as a member of our board of directors since 2017. Mr. Holmen provides legal services focused on venture capital and private equity markets to investors through his boutique law firm Investor Counsel, where he has served as a Principal since 2016. Mr. Holmen has also served as a Managing Director since 2001 and Chief Financial Officer since 2002 at Miramar Venture Partners, a venture capital firm, and as a Principal of Holmen Ventures, a strategic financial consulting firm, since 2013. Prior to Miramar, Mr. Holmen served as an Executive Officer for CoCensys, Inc., a biopharmaceutical company, and First Consulting Group, Inc., a healthcare consulting firm. Mr. Holmen received a B.S. in Electrical Engineering from Stanford University and a J.D. from University of California, Berkeley School of Law. We believe that Mr. Holmen’s education and professional background in advising companies in the biotechnology industry qualifies him to serve on our board of directors.

Kristian Humer, age 50

Kristian Humer has served as a member of our board of directors since July 2021. Mr. Humer has served as the Chief Financial Officer of Foghorn Therapeutics Inc. since April 2024. Prior to Foghorn, Mr. Humer served as the Chief Financial Officer and Chief Business Officer of Viridian Therapeutics Inc. from July 2021 to September 2023. Prior to Veridian, Mr. Humer served as Managing Director of Banking, Capital Markets and Advisory for the Global Healthcare team at Citigroup Inc., from 2017 to July 2021, where he helped lead the firm’s investment banking advisory engagements for small- and mid-sized biopharma and select large cap pharmaceutical companies. He previously served in a number of roles at Citigroup Inc., including Director, Healthcare Investment Banking from 2014 to 2016, Vice President, Healthcare Investment Banking from 2011 to 2013 and Associate, Healthcare Investment Banking in 2010. Prior to joining Citigroup Inc., Mr. Humer served as Vice President and Associate in the Investment Banking Division for the Global Healthcare team at Lehman Brothers, Inc. from 2007 to 2009. Mr. Humer started his career serving positions of increasing responsibility in the investment banking and private banking divisions of UBS AG and Merrill Lynch (a Bank of America company). He received an MBA from the Fuqua School of Business at Duke University and a B.A. (Hons) in Accounting & Economics from the University of Reading, United Kingdom. We believe that Mr. Humer’s experience in the biopharmaceutical industry and his years of investment banking and leadership experience qualify him to serve on our board of directors.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING

James Peyer, age 38

James Peyer, Ph.D. has served as a member of our board of directors since January 2020. In 2019, Dr. Peyer founded Cambrian Biopharma, where he serves as the Chief Executive Officer. In 2018, Dr. Peyer founded Cleara Biotech, a biopharmaceutical company, where he served as Executive Director from 2018 to 2019. Dr. Peyer also founded and served as Managing Partner at Apollo Health Ventures GmbH from 2016 until 2019. Prior to his service at Apollo Ventures, Dr. Peyer served as a consultant at McKinsey & Company from 2015 until 2016. Dr. Peyer received a B.A. in Biology from the University of Chicago and a Ph.D. in Stem Cell Biology at The University of Texas Southwestern Medical Center at Dallas. We believe that Dr. Peyer’s experience in the biopharmaceutical industry, his years of business and leadership experience and expertise qualifies him to serve on our board of directors.

Thomas Ricks, age 72

Thomas Ricks has served as a member of our board of directors since 2015. Mr. Ricks served as former Chief Investment Officer of H&S Ventures, LLC, a Forbes 150 family office, from 2001 until his retirement in 2018. Prior to his service, Mr. Ricks served as Chief Executive Officer of The University of Texas Investment Management Company from 1996 to 2001. Mr. Ricks has been a director of Ovintiv, Inc. since 2019 and currently serves as Chair of the Human Resources and Compensation Committee, and on the Corporate Responsibility and Governance Committee. He was a director of Newfield Exploration Company from 1992 to 2019 and most recently served as Chair of its Audit Committee. Mr. Ricks also served on the boards of several privately-held companies; BDM International (acquired by TRW), LifeCell Corporation, and Argus Pharmaceuticals. Mr. Ricks is a former director of the Ocean Institute, and a former member of the Investment Committees for St. David’s Foundation and the University of California – Irvine Foundation. Mr. Ricks received a B.A. in Economics from Trinity College and an M.B.A. from the University of Chicago. We believe Mr. Ricks’ extensive experience as a director of public and private companies in the healthcare industry qualifies him to serve on our board of directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

Our Board of Directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board of Directors determined that all of our directors except for Mr. Celebi, representing five of our six directors, are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market. In addition, our Board of Directors determined that Samuel Broder, Jessie English and Deneen Vojta, who each served on the Board during 2024 but are no longer on the Board, were "independent" during the period he or she served on the Board. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence. There are no family relationships among any of our directors or executive officers.

BOARD LEADERSHIP STRUCTURE

The Board of Directors of the Company has a Chairman, Mr. Ringo, who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having a Board Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and our stockholders. As a result, we believe that having a Board Chairman can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity and reputational. One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board Chairman coordinates between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met six times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the audit, compensation and nominating and corporate governance committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

As required under applicable Nasdaq listing standards, during the last fiscal year, the Company’s independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and the number of meetings for the year ended December 31, 2024 for each of the Board committees:

	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
John Celebi
William Ringo (1)			X		X	*
Bob Holmen	X		X	*
James Peyer, Ph.D.			X		X
Samuel Broder, M.D. (2)					X
Thomas Ricks	X	*	X
Deneen Vojta, M.D. (3)			X		X	*
Jessie English, Ph.D. (4)					X
Kristian Humer	X
Number of meetings in 2024	4		3		0

* Current Committee Chair.

(1) On February 5, 2024, Dr. Broder resigned from the Board of Directors. Following Dr. Broder's resignation, on February 5, 2024 the Board of Directors appointed Mr. Ringo as Interim Chair of the Nominating and Corporate Governance Committee. On June 11, 2024 Dr. Vojta was appointed as Chair of the Nominating and Corporate Governance Committee and ceased serving on the Compensation Committee.

(2) On February 5, 2024, Dr. Broder resigned from the Board of Directors, effective immediately.

(3) On October 25, 2024, Dr. Vojta resigned from the Board of Directors, effective December 31, 2024. Following Dr. Vojta's resignation, the Board of Directors appointed Mr. Ringo as Chair of the Nominating and Corporate Governance Committee, effective January 1, 2025.

(4) On June 26, 2024, Dr. English resigned from the Board of Directors, effective July 1, 2024.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each current member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each current member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting, disclosure controls and procedures and financial reporting processes and audits of its financial statements. The Audit Committee is currently composed of three directors: Thomas Ricks, Kristian Humer and Bob Holmen. Thomas Ricks serves as the Chair of the Audit Committee. The Audit Committee met four times during 2024. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.senseibio.com.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent, as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board of Directors has also determined that Mr. Ricks qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Ricks’ level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

The principal duties and responsibilities of our Audit Committee include:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•	reviewing related party transactions;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matter;
•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•

periodically reviewing our material risks relating to data privacy, technology and information security, including cybersecurity, threats and back-up of information systems and our processes for assessing, identifying, and managing such risks;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls; and

•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Thomas Ricks, Chair

Kristian Humer

Bob Holmen

* The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of four directors: Messrs. Ringo, Ricks and Holmen, and Dr. Peyer. Mr. Holmen serves as the Chair of the Compensation Committee. Each of the committee members are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board of Directors has determined that each of the committee members are “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a compensation committee. The Compensation Committee met three times during 2024. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at www.senseibio.com.

The principal duties and responsibilities of our Compensation Committee include:

•	reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•	setting the compensation and other terms of employment of our Chief Executive Officer and our other executive officers;
•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;
•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•	establishing, approving, modifying and overseeing our compensation clawback or similar policies and any required recoupment and disclosure; and
•	reviewing and evaluating on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets an average of once every quarter and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, independent legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Alpine Rewards as compensation consultants. Our Compensation Committee identified Alpine Rewards based on its general reputation in the industry. The Compensation Committee requested that Alpine Awards:

●	assist in providing competitive compensation data for all of the Company’s executive positions;
●	assess the degree to which the Company’s current compensation strategy and practices aligns with market practices for all of the Company’s executive positions;
●

review all elements of pay including base salary, short-term incentives, total cash compensation, long-term incentives, pay mix, ownership levels and equity retention for all of the Company’s executive positions; and

●	propose go-forward changes relating to executive cash and equity compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of two directors: Mr. Ringo and Dr. Peyer. Mr. Ringo serves as Chair of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and

Corporate Governance Committee did not meet during 2024 and instead acted by unanimous written consent. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.senseibio.com.

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying, reviewing, evaluating and recommending candidates to serve on our Board of Directors;
•	determining the minimum qualifications for service on our Board of Directors;
•	evaluating director performance on the Board of Directors and applicable committees of the board and determining whether continued service on our board is appropriate;
•	evaluating nominations by stockholders of candidates for election to our Board of Directors;
•	considering and assessing the independence of members of our Board of Directors;
•	evaluating our set of corporate governance policies and principles and recommending to our Board of Directors any changes to such policies and principles;
•	reviewing and making recommendations to the Board of Directors with respect to management succession planning;
•	considering questions of possible conflicts of interest of directors as such questions arise; and
•	reviewing and evaluating on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers a range of age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. Diversity is one of a number of factors, however, that the committee takes into account in identifying nominees, and the Nominating and Corporate Governance Committee believes that it is essential that the board members represent diverse viewpoints.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Secretary, Sensei Biotherapeutics, Inc., 1405 Research Blvd, Suite 125, Rockville, Maryland 20850, at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the preceding year’s annual meeting of stockholders. Submissions must include: (1) the name and address of the Company stockholder on whose behalf the submission is made; (2) the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name, age, business address and residence address of the proposed candidate; (4) a description of the proposed candidate’s principal occupation or employment; (5) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such proposed candidate; and (6) such additional information as is required by our bylaws. Each submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Board of Directors or the director in care of Sensei Biotherapeutics, Inc., 1405 Research Blvd, Suite 125, Rockville, Maryland 20850, Attn: Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and the number and class of shares of our stock that are owned beneficially by the stockholder as of the date of the communication.

These communications will be reviewed by our Secretary, who will determine whether they should be presented to the Board of Directors. The purpose of this screening is to allow the Board of Directors to avoid having to consider communications that contain advertisements or solicitations or are unduly hostile, threatening or similarly inappropriate. All communications directed to the audit committee in accordance with our Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

Any interested person may communicate directly with the non-management directors. Persons interested in communicating directly with the non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the non-management directors generally, in care of Sensei Biotherapeutics, Inc., 1405 Research Blvd, Suite 125, Rockville, Maryland 20850. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the chair of the Audit, Compensation, Nominating and Corporate Governance or Science and Technology Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.senseibio.com. The Nominating and Corporate Governance Committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for executive officers and directors. If we make any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

CORPORATE GOVERNANCE GUIDELINES

In connection with our initial public offering, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Nominating and Corporate Governance Committee regularly reviews the Corporate Governance Guidelines, seeks advice and recommendations from outside advisors, and considers corporate governance trends and best practices in our industry.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s financial statements since 2016. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present virtually or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

FEES FOR SERVICES PROVIDED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table represents aggregate fees for professional services rendered to the Company for the years ended December 31, 2024 and 2023 by Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

There were no other fees for the years ended December 31, 2024 and 2023.

	Year ended December 31, 2024	Year ended December 31, 2023
Audit fees(1)	$610,037	$684,591
Tax fees(2)	27,417	64,605
Total	$637,454	$749,196
(1)
Audit fees consists of fees billed or incurred for professional services rendered in connection with the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in our quarterly reports.
(2)
Tax fees includes services related to the preparation or review of the U.S. federal, state and local tax returns, and other advisory and professional services.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent auditors, Deloitte & Touche LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

All of the services of Deloitte & Touche LLP for the years ended December 31, 2024 and 2023 described above were pre-approved in accordance with the Audit Committee Pre-Approval Policy.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3

APPROVAL OF REVERSE STOCK SPLIT

Background Regarding Reverse Stock Split

Our Board has adopted and deemed advisable, and is recommending that our stockholders approve, a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation, each of which would

•
effect a reverse stock split (the “Reverse Stock Split”) of all of the outstanding shares of our common stock at a ratio of between 1-for-10 and 1-for-30, inclusive; and
•
effect a proportionate reduction in the total number of authorized shares of our common stock (the “Authorized Shares Reduction”).

Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of our common stock and the Authorized Shares Reduction would reduce the total number of authorized shares of our common stock. The form of the proposed amendment to our amended and restated certificate of incorporation to effect the Reverse Stock Split is attached as Appendix A to this Proxy Statement. However, the text of the proposed amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as the Board deems necessary or advisable to effect the proposed amendment of our amended and restated certificate of incorporation.

Our stockholders are being asked to approve these proposed amendments pursuant to this Proposals 3, and to grant authorization to our Board of Directors to determine, in its discretion, whether to implement a Reverse Stock Split, including its specific timing and ratio, and the resulting corresponding proportionate Authorized Shares Reduction. The corresponding proportionate Authorized Shares Reduction was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split.

By approving this proposal, stockholders will (i) approve a series of amendments to our amended and restated certificate of incorporation pursuant to which any whole number of outstanding shares between and including 10 and 30 would be combined into one share of our common stock along with a corresponding proportionate reduction in the total number of authorized shares of our common stock and (ii) authorize the Board to file only one such amendment, as determined by the Board in the manner described herein and to abandon each amendment not selected by the Board. The Board believes that stockholder approval granting this discretion, rather than approval of a specified stock split ratio, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders. The Board may effect only one Reverse Stock Split and Authorized Shares Reduction as a result of this authorization. The Board may also elect not to execute any Reverse Stock Split. The Board’s decision as to whether and when to effect the Reverse Stock Split and Authorized Shares Reduction and determining the Reverse Stock Split ratio will be based on a number of factors, including market conditions, existing and expected trading prices and volumes for our common stock, and the continued listing requirements of The Nasdaq Capital Market. Although our stockholders may approve the Reverse Stock Split and Authorized Shares Reduction, we will not effect the Reverse Stock Split and Authorized Shares Reduction if our Board does not deem it to be in the best interests of the Company and its stockholders. The Reverse Stock Split and Authorized Shares Reduction will take effect, if at all, after it is approved by a majority of the total votes cast on this proposal, is deemed by the Board to be in the best interests of the Company and its stockholders, and after filing the amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware.

In the event that approval for the Reverse Stock Split is obtained, and the Board does not execute the Reverse Stock Split and Authorized Shares Reduction within the 12-month period following the Annual Meeting, further stockholder approval would be required prior to implementing any reverse stock split.

Reasons for the Reverse Stock Split and Authorized Shares Reduction

Our common stock is currently listed on The Nasdaq Capital Market tier of Nasdaq. In order for our common stock to continue to be listed on The Nasdaq Capital Market, we must satisfy various listing maintenance standards established by Nasdaq. If we are unable to meet the applicable listing requirements, our common stock will be subject to delisting. Under Nasdaq’s continued listing requirements, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive business days and does not thereafter reach $1.00 per share or higher for a minimum of 10 consecutive business days during the 180 calendar days following notification by Nasdaq, our common stock would be subject to delisting by Nasdaq.

As previously reported, on July 10, 2024, we received a letter from the Listing Qualifications Department of Nasdaq notifying us that the listing of our common stock was not in compliance with Nasdaq Listing Rule 5450(a)(1) for continued listing on the Nasdaq Global Market, as the minimum bid price of the Company’s common stock was less than $1.00 per share for the previous 30 consecutive business days. Under Nasdaq Listing Rule 5810(c)(3)(A), we had a period of 180 calendar days, or until January 6,

2025, to regain compliance with the rule referred to in this paragraph. To regain compliance, during this 180-day compliance period, our minimum bid price of listed securities had to close at $1.00 per share or more for a minimum of 10 consecutive business days. Even if we did not regain compliance prior to the expiration of such 180-day compliance period, we would be eligible for additional time to regain compliance by transferring to the Nasdaq Capital Market.

We did not regain compliance with the minimum bid price rule prior to January 6, 2025. However, we were notified by Nasdaq in a letter dated January 7, 2025 that our application to transfer to the Nasdaq Capital Market was approved and we are eligible for an additional 180 calendar day period, or until July 7, 2025, to regain compliance with the minimum bid price requirement. At the opening of business on January 8, 2025, our common stock was transferred to the Nasdaq Capital Market, where it continues to trade under the symbol “SNSE”.

Accordingly, the Board has adopted resolutions, subject to approval by our stockholders, to amend our amended and restated certificate of incorporation to effect the Reverse Stock Split and Authorized Shares Reduction of our common stock at a ratio in the range of one-for-10 to one-for-30 with such ratio to be determined in the discretion of the Board. These resolutions were approved as a means of regaining compliance with the minimum bid price requirement.

The Board’s primary objective in proposing the Reverse Stock Split and Authorized Shares Reduction is to raise the per share trading price of our common stock. The Board believes that the Reverse Stock Split and Authorized Shares Reduction will result in a higher per share trading price, which is intended to enable us to maintain the listing of our common stock on The Nasdaq Capital Market and generate greater investor interest in the Company.

The Board believes that maintaining the listing of our common stock on The Nasdaq Capital Market is in the best interests of the Company and its stockholders. If our common stock were to be delisted from The Nasdaq Capital Market, the Board believes that such delisting could adversely affect the market liquidity of our common stock, decrease the market price of our common stock, adversely affect our ability to obtain financing for the continuation of our operations and result in the loss of confidence in the Company.

If the Reverse Stock Split and Authorized Shares Reduction is approved by our stockholders and implemented by the Board, we expect to satisfy the $1.00 per share minimum bid price requirement for continued listing on the Nasdaq Capital Market. However, despite the approval of the Reverse Stock Split by our stockholders and implementation by the Board, there can be no assurance that the Reverse Stock Split will result in our meeting and maintaining the $1.00 minimum bid price requirement. The effect of the Reverse Stock Split upon the market price for our common stock cannot be predicted, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of our common stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split due to, among other reasons, our performance and other factors that may be unrelated to the number of shares outstanding. Our common stock could also be delisted from The Nasdaq Capital Market due to our failure to comply with one or more other Nasdaq listing rules.

Authorized Shares Reduction to avoid stockholder concerns of excessive authorized and unissued shares

As a matter of Delaware law, the implementation of a Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. The corresponding proportionate Authorized Shares Reduction was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split.

Criteria to be Used for Decision to Implement the Reverse Stock Split

In the event that approval for the Reverse Stock Split is obtained, our Board will be authorized to proceed with the Reverse Stock Split and Authorized Shares Reduction at any time during the 12-month period following the Annual Meeting. If we regain compliance with the minimum bid price requirement prior to July 7, 2025, our Board may use its discretion to not carry out or to delay in carrying out the Reverse Stock Split.

In the event our Board delays its decision to execute the Reverse Stock Split and Authorized Shares Reduction because the Company has regained compliance with the minimum bid price requirement, if our common stock price again falls below $1.00 for a 30-day during the 12-month period following the Annual Meeting, and therefore again fails to comply with the applicable Nasdaq Capital Market minimum listing requirements, then the Reverse Stock Split may be executed as a cure for this condition.

Principal Effects Of Reverse Stock Split and Corresponding Proportionate Authorized Share Reduction on Outstanding Common Stock and Authorized Common Stock

The following table illustrates the effects of a 1-for-10, 1-for-20 and 1-for-30 Reverse Stock Split on our outstanding common stock as of March 15, 2025, without giving effect to any adjustments for fractional shares and information regarding our authorized shares based on the corresponding proportionate Authorized Shares Reduction:

Reverse Stock Split Ratio	—	10:1	20:1	30:1
Number of Shares of Common Stock Authorized	250,000,000	25,000,000	12,500,000	8,333,333
Number of shares of Common Stock Issued and Outstanding	25,208,068	2,520,806	1,260,403	840,268
Number of Shares of Common Stock Reserved for Future Issuance	9,174,209	917,420	458,710	305,806
Number of Shares of Common Stock Authorized but Unissued and Unreserved	215,617,723	21,561,774	10,780,887	7,187,259

The Reverse Stock Split will affect all of our stockholders uniformly and will not materially affect any stockholder’s percentage ownership interests in the Company or proportionate voting power. The Reverse Stock Split will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split). The common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

The principal effects of a Reverse Stock Split on will be that:

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each 10 to 30 shares of our common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of our common stock;
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no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;
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based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and
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the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board (as described below).

The principal effect of the Authorized Shares Reduction will be that the number of authorized shares of our common stock will be reduced, depending on the exact Reverse Stock Split ratio selected by the Board, if and when a Reverse Stock Split is implemented:

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if Proposal 3 is approved, from 250,000,000 shares to a range of 25,000,000 to 8,333,333 shares

The Authorized Shares Reduction would not have any effect on the rights of existing stockholders, and the par value of the common stock would remain unchanged at $0.0001 per share.

Principal Effects of the Reverse Stock Split on Our Outstanding Equity Awards, Future Awards under Our Incentive Plans, and Future Purchases under our At-The-Market Offering

If the Reverse Stock Split is implemented, the number of shares of common stock subject to outstanding options, restricted stock unit awards and other equity awards issued by the Company, and the number of shares reserved for future issuance and all other share limits, under the Company’s 2018 Equity Incentive Plan, 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan will be reduced by the same ratio as the reduction in the outstanding shares, in each case rounded down to the nearest whole share. Correspondingly, the exercise price for individual outstanding options, on a per share basis, will be proportionally increased (the aggregate exercise price for all outstanding options will be unaffected, except for the rounding described below, but following the Reverse Stock Split such exercise price will apply to a reduced number of shares), in each case rounded up to the nearest cent. As of March 15, 2025, there were outstanding stock options to purchase an aggregate of 6,548,846 shares of common stock, at a weighted average exercise price of $4.57 per share. Assuming, for example, a 1-for-20 Reverse Stock Split, the number of shares covered by outstanding options will be reduced to one-twentieth the number currently issuable, and the exercise price of outstanding options will be increased by twenty times the current exercise price, rounded up to the nearest cent. In addition, the number of shares of our common stock we could offer in our at-the-market offering will be reduced by the same ratio as the reduction in the outstanding shares such that fewer shares would be available for sale in such offering.

Effective Date

The proposed Reverse Stock Split and corresponding proportionate Authorized Shares Reduction would become effective at 5:00 p.m., Eastern time, on the date of filing of a Reverse Split Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment, which date we refer to in this Proposal 3 as the Reverse Split Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern time, on the Reverse Split Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board of Directors within the limits set forth in this Proposal 3.

Cash Payment in Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Reverse Stock Split, Sensei will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on The Nasdaq Global Market during regular trading hours for the five consecutive trading days immediately preceding the Reverse Split Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

As of March 25, 2025, there were 196 stockholders of record of our common stock, which number of record holders includes those holders who are deemed record holders for purposes of the Exchange Act. Upon stockholder approval of this Proposal 3, if our Board of Directors elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held five shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1:20, then such stockholder would cease to be a stockholder of Sensei following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Record and Beneficial Stockholders

If this Proposal 3 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If this Proposal 3 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from Sensei or its exchange agent, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder holding shares in certificate form until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Potential Anti-Takeover Effect

An increase in the number of our authorized but unissued shares of common stock relative to the number of outstanding shares of common stock may also, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the Reverse Stock Split might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of us and the removal of management, which stockholders might otherwise deem favorable. For example, the authority of the Board to issue common stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us because the issuance of additional common stock would dilute the voting power of the common stock and preferred stock then outstanding. Our common stock could also be issued to purchasers who would support the Board in opposing a takeover bid which our board determines not to be in our best interests and those of our stockholders. The Board is not presently aware of any attempt, or contemplated attempt, to acquire control of us and the Reverse Stock Split is not part of any plan by the Board to recommend or implement a series of anti-takeover measures.

Accounting Matters

The par value of the shares of our common stock is not changing as a result of the implementation of the Reverse Stock Split. Our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of the Reverse Stock Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the Reverse Stock Split because there will be fewer shares of common stock outstanding.

Possible Disadvantages of Reverse Stock Split

Even though the Board believes that the potential advantages of the Reverse Stock Split outweigh any disadvantages that might result, the following are some of the possible disadvantages of a Reverse Stock Split:

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The reduced number of shares of our common stock resulting from a Reverse Stock Split could adversely affect the liquidity of our common stock.
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The Reverse Stock Split could result in a significant devaluation of our market capitalization and the trading price of our common stock, on an actual or an as-adjusted basis, based on the experience of other companies that have effected reverse stock splits.
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The Reverse Stock Split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of common stock in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the Reverse Stock Split.
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There can be no assurance that the market price per new share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of old shares of our common stock outstanding before the Reverse Stock Split. For example, based on the closing market price of our common stock on March 18, 2025 of $0.44 per share of common stock, if the stockholders approve this proposal and the Board selects and implements a Reverse Stock Split ratio of 1-for-20, there can be no assurance that the post-split market price of our common stock would be $8.80 per share or greater. Accordingly, the total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.
•
While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.
•
If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares outstanding.

Procedure for Effecting Reverse Stock Split

If our stockholders approve the Reverse Stock Split, the Reverse Stock Split would become effective at such time as it is deemed by our Board to be in the best interests of the Company and its stockholders and we file the amendment to our amended and restated certificate of incorporation with the Secretary of State of Delaware. Even if the Reverse Stock Split is approved by our stockholders, the Board has discretion not to carry out, or to delay in carrying out, the Reverse Stock Split. Upon the filing of the amendment, all of our old common stock will be converted into new common stock as set forth in the amendment. As soon as practicable after the effective time of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected.

All of our registered holders hold their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold registered shares in book-entry form with our transfer agent, no action needs to be taken to receive shares of common stock following the Reverse Stock Split. If a stockholder is entitled to shares following the Reverse Stock Split, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

No Dissenters’ or Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to our proposed amendment to our amended and restated certificate of incorporation to effect the Reverse Stock Split and we will not independently provide our stockholders with any such right.

Certain Material Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to certain U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder and administrative rulings, court decisions and other legal authorities related thereto, each as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations. Any such change or differing interpretation, which may or may not be retroactive, could alter the tax consequences to the stockholders described herein. This discussion is included for general informational purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder. This summary, except for the discussion under “Information Reporting and Backup Withholding,” below is limited to stockholders who are U.S. Holders (as defined below).

The discussion below only addresses stockholders who hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment). It does not address all aspects of U.S. federal income tax that may be relevant to a stockholder in light of such stockholder’s particular circumstances or to a stockholder subject to special rules, such as brokers or dealers in securities or foreign currencies, stockholders that are not U.S. Holders, regulated investment companies, real estate investment trusts, traders in securities who mark to market, banks, financial institutions or insurance companies, mutual funds, stockholders holding their stock through individual retirement or other tax-deferred accounts, tax-exempt organizations, stockholders holding their stock as “qualified small business stock” pursuant to Section 1202 of the Code or as Section 1244 stock for purposes of the Code, stockholders who acquired their stock in connection with the exercise of warrants, stock options or stock purchase plans or other employee plans or compensatory arrangements, stockholders whose functional currency is not the U.S. dollar, partnerships or other entities classified as partnerships or disregarded entities for U.S. federal income tax purposes (or persons holding our common stock through such entities), stockholders who hold their stock as part of an integrated investment (including a “straddle,” a pledge against currency risk, a hedge or other “constructive” sale or “conversion” transaction) comprised of shares of our common stock and one or more other positions, stockholders who exercise dissenters’ or appraisal rights, or stockholders who may have acquired their stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code. In addition, this summary does not address any tax consequences other than certain U.S. federal income tax consequences of the Reverse Stock Split, including the tax consequences of the Reverse Stock Split under state, local or non-U.S. tax laws, or under estate, gift, excise or other non-income tax laws, the alternative minimum tax or the Medicare contribution tax on net investment income, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split) including, without limitation, the tax consequences to holders of options, warrants or similar rights to acquire our common stock.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:

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an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;
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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
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a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our comment stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

Our view regarding the tax consequences of the Reverse Stock Split is not binding with the Internal Revenue Service (“IRS”) or the courts. We have not sought, and do not intend to seek, any tax opinion from counsel or ruling from the IRS with respect to any of the statements made in this summary. There can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences of the Reverse Stock Split

We intend to treat the Reverse Stock Split as a “recapitalization” for U.S. federal income tax purposes and that any rounding up of fractional shares to the next full share that may apply to a U.S. Holder will be solely to spare us the expense and inconvenience of issuing fractional shares and will not represent separately bargained for consideration paid to a U.S. Holder. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of common stock surrendered, and such U.S. Holder’s holding period for the shares of the common stock received should include the holding period for the shares of common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

Cash in Lieu of Fractional Shares

A U.S. Holder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split will be treated as having received the fractional shares pursuant to the Reverse Stock Split and then as having exchanged the fractional shares for cash in a redemption by Sensei, and generally should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s tax basis in the shares of common stock surrendered that is allocated to such fractional share of common stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered in the Reverse Stock Split exceeds one year at the time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code.

Information Reporting and Backup Withholding

A holder of common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. To avoid backup withholding, each holder of common stock that does not otherwise establish an exemption should provide its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely and properly furnished to the IRS. Holders of common stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.

The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of our common stock should consult their own tax advisors as to the specific tax consequences of the Reverse Stock Split for them, including record retention and tax-reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.

Vote Required

The affirmative vote of holders of a majority of the total votes cast on the proposal will be required to approve the amendment of our amended and restated certificate of incorporation to effect a Reverse Stock Split of our common stock at a ratio in the range of one-for-10 to one-for-30, such ratio to be determined in the discretion of our Board. Abstentions are not treated as votes cast and, therefore, will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 3.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers as of the date hereof:

Name	Position
John Celebi	President, Chief Executive Officer and Director
Josiah Craver	Senior Vice President of Finance
Edward van der Horst, Ph.D.	Chief Scientific Officer
Stephanie Krebs	Chief Business Officer

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following sets forth certain information as of the date hereof with respect to our executive officers who are not directors:

Josiah Craver, age 42

Josiah Craver has served as our Senior Vice President of Finance since July 2024 and Principal Financial and Accounting Officer since September 2024. Prior to joining Sensei, Mr. Craver was SVP of Finance and Corporate Controller at KALA BIO, a publicly-traded biotechnology company, November 2020 to July 2024 and prior to that he held senior finance positions at Solid Biosciences, a publicly-traded biotechnology, including VP of Finance and Corporate Controller, from 2017 to 2020. Mr. Craver began his career at PricewaterhouseCoopers in the health industries audit practice, primarily serving life science and biotech companies. Mr. Craver holds a M.S. in Accountancy from Stonehill College and is a Certified Public Accountant.

Edward van der Horst, Ph.D., age 52

Edward van der Horst, Ph.D. has served as our Chief Scientific Officer since December 2022. Dr. van der Horst previously served as our Senior Vice President of Biologics Discovery and Early Development from October 2021 to December 2022 and as our Vice President of Preclinical Development from September 2019 to October 2021. Prior to joining us, Dr. van der Horst served as Vice President, Discovery Biology & Preclinical Drug Development at Zenith Epigenetics Ltd., a clinical stage oncology company, from 2017 to August 2019. Prior to Zenith Epigenetics, from 2010 to 2017, he served in various roles at Igenica Biotherapeutics, Inc., an immunotherapy company, including as Senior Director of Preclinical Development. Dr. van der Horst attended the University of Dusseldorf, holds a M.Sc. in Chemistry from Ludwig-Maximilians-Universitat Munchen and a Ph.D. in Biochemistry and Molecular Biology from Max-Plank-Institute for Biochemistry.

Stephanie Krebs, age 47

Stephanie Krebs has served as our Chief Business Officer since November 2023. Prior to joining us, Ms. Krebs served as Chief Business Officer at SNIPR Biome APS from March 2022 to October 2023, Vice President and Head of Business Development at Valo Health, Inc. from June 2021 to February 2022, Head of Severe Genetic Disease Business Development at Bluebird Bio, Inc. from September 2019 to May 2021, Vice President of Business Development at HotSpot Therapeutics, Inc. from August 2018 to August 2019, and as Vice President of Corporate Development at Swedish Orphan Biovitrum (Sobi) AB from October 2016 to July 2018. Ms. Krebs also worked at Biogen Inc. in various roles of increasing responsibility from July 2006 to October 2016. She holds a Bachelor of Science in Microbiology and Immunology from the University of Rochester, a Master of Science in Biotechnology from Johns Hopkins University and an MBA from the William E. Simon Graduate School of Business Administration, University of Rochester.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 18, 2025 for:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of common stock issuable pursuant to the vesting of restricted stock units and the exercise of stock options that are either immediately exercisable or exercisable within 60 days of March 18, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as otherwise noted below, the address for persons listed in the table is c/o Sensei Biotherapeutics, Inc., 1405 Research Blvd, Suite 125, Rockville, Maryland 20850.

Name	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned (1)
Greater than 5% Stockholders:
Cambrian BioPharma Inc. (2)	3,719,156	14.7%
H&S Investments I LP (3)	4,441,624	17.6

Named Executive Officers and Directors:
John Celebi (4)	1,530,694	5.7
Edward van der Horst, Ph.D. (5)	403,534	1.6
Stephanie Krebs (6)	46,875	*
William Ringo (7)	84,465	*
Thomas Ricks (8)	411,356	1.6
James Peyer, Ph.D. (2)	3,719,156	14.7
Robert Holmen (9)	114,009	*
Kristian Humer (10)	72,115	*
All current directors and executive officers as a group (9 persons)	6,382,204	23.2

*Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and filings with the SEC, if any, including Schedules 13D and 13G and Section 16 filings. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 25,208,068 shares outstanding on March 18, 2025, adjusted as required by rules promulgated by the SEC.
(2)
This information has been obtained in part from a Schedule 13G/A filed on August 4, 2023 by Cambrian BioPharma Inc. (“Cambrian”) and James Peyer. Consists of 3,653,120 shares of common stock and 66,036 shares issuable pursuant to stock options exercisable within 60 days following March 18, 2025. Cambrian is a Delaware corporation and Dr. Peyer serves as Cambrian’s Chief Executive Officer. In such capacity Dr. Peyer may direct the voting and disposition of the shares held by Cambrian, subject in certain instances to the approval of Cambrian’s board of directors. Cambrian’s business address is 228 Park Avenue S. #66643, New York, New York 10003.
(3)
This information has been obtained from a Schedule 13G filed on February 14, 2022 by entities and individuals associated with H&S Investments I LP (“H&S”). Consists of 4,426,000 shares of common stock and warrants exercisable for 15,624 shares of common stock held by H&S Investments I, L.P. H&S Ventures, LLC, its general partner, and Michael Schulman, manager of H&S Ventures, may be deemed to have voting and dispositive power with respect to the shares held. The principal business address of H&S Investments I, L.P. is 2101 E Coast Highway 3rd Floor Corona Del Mar, CA 92625.
(4)
Consists of 81,737 shares of common stock and 1,448,957 shares issuable pursuant to stock options exercisable within 60 days following March 18, 2025.

(5)
Consists of 47,269 shares of common stock and 356,265 shares issuable pursuant to stock options exercisable within 60 days following March 18, 2025.
(6)
Consists of 46,875 shares issuable pursuant to stock options exercisable within 60 days following March 18, 2025.
(7)
Consists of 23,399 shares of common stock and 61,066 shares issuable pursuant to stock options exercisable within 60 days following March 18, 2025
(8)
Consists of 334,931 shares of our common stock and a warrant to purchase 1,457 shares of our common stock held by Ricks Family Trust, 8,932 shares of common stock, and 66,036 shares issuable pursuant to stock options exercisable within 60 days following March 18, 2025 held by Thomas Ricks. Thomas Ricks is a trustee of the Ricks Family Trust and accordingly may be deemed to have voting and dispositive power with respect to the shares held by Ricks Family Trust.
(9)
Consists of 25,598 shares of common stock and 88,411 shares issuable pursuant to stock options exercisable within 60 days following March 18, 2025.
(10)
Consists of 8,932 shares of common stock and 63,183 shares issuable pursuant to stock options exercisable within 60 days following March 18, 2025.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of our records and representations made by our directors and officers and certain of our more than 10% stockholders regarding their filing obligations, we believe that during the year ended December 31, 2024, our directors, executive officers and more than 10% stockholders complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Our named executive officers, consisting of our principal executive officer and our next two most highly compensated executive officers for the fiscal year ended December 31, 2024 were:

•
John Celebi, our President and Chief Executive Officer;
•
Stephanie Krebs, our Chief Business Officer; and
•
Edward van der Horst, Ph.D., our Chief Scientific Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers during the fiscal years ended December 31, 2024 and 2023:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
John Celebi	2024	535,600	—	311,289	268,804	67,950	(2)	1,183,643
President and Chief Executive Officer	2023	532,167	30,459	99,554	285,743	64,366		1,012,289

Stephanie Krebs (4)	2024	385,000	—	40,602	140,525	18,259	(3)	584,386
Chief Business Officer

Edward van der Horst, Ph.D.	2024	400,000	—	109,948	142,000	15,768	(3)	667,716
Chief Scientific Officer	2023	382,667	25,311	82,962	230,200	17,942		739,082

(1)
The amounts disclosed represent the aggregate grant date fair value of the awards granted to our named executive officers during 2024 under our 2021 Equity Incentive Plan (the “2021 Plan”), computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Form 10-K, filed with the SEC on March 28, 2025. These amounts do not reflect the actual economic value that may be realized by the named executive officer.
(2)
Includes a housing allowance of $45,507, vehicle allowance, parking allowance, life insurance premiums, tax payments (including $1,155 in tax gross up payments), cell phone reimbursement and 401(k) plan matching contributions of $13,800.
(3)
Includes life insurance premiums, cell phone reimbursement and 401(k) plan matching contributions of $13,800.
(4)
Ms. Krebs was not a named executive officer for the year ended December 31, 2023 and accordingly compensation data for Ms. Krebs for 2023 has been omitted from this table.

Narrative to Summary Compensation Table

We review compensation annually for all employees, including our executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. Our Compensation Committee generally strives to set cash compensation at approximately the 50th percentile of our peer company data for comparable positions and total equity award value between the 50th and 75th percentile, though variations on this pay positioning may occur from year to year.

The Compensation Committee of our Board of Directors has historically determined our executives’ compensation. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then, without members of management present, discusses and ultimately approves the compensation of our executive officers.

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Mr. Celebi’s annual base salary was $535,600 for the full year of 2024. Ms. Krebs’ annual base salary was $385,000 for the full year of 2024. Dr. van der Horst’s annual base salary was $400,000 for the full year of 2024.

Annual Bonus

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations and individual performance for each fiscal year. Our named executive officers are eligible to receive annual bonuses of up to a percentage of the applicable executive’s gross base salary based on performance metrics, as determined by our Compensation Committee. For 2024 and 2023, the target bonus for each of Mr. Celebi, Ms. Krebs and Dr. van der Horst was 55%, 40% and 40%, respectively, of their respective base salaries.

The actual performance-based annual bonus paid, if any, has historically been calculated by multiplying the executive’s annual base salary at year-end, target bonus percentage and, respectively, the percentage attainment of the corporate goals established for such year, and the percentage attainment of individual goals. However, the Compensation Committee is not required to calculate bonuses in this manner and retains discretion in the amounts it awards and the factors it takes into consideration in determining bonus amounts. After the end of the year, the Compensation Committee reviews our performance against our goals and approves the extent to which our executives achieved each of our corporate and individual goals, as applicable, and, for each named executive officer, the amount of the bonus awarded.

Our 2024 corporate goals consisted of research and development, business development and financial objectives. In early 2025, the Compensation Committee determined that the 2024 corporate goals were achieved at a 82.5% level. After considering the achievement of the 2024 corporate goals together with individual goals where applicable, the Compensation Committee awarded Mr. Celebi, Ms. Krebs and Dr. van der Horst 91.3%, 91.3% and 88.8% of their target bonuses, respectively, for the year ended December 31, 2024. The actual bonus amounts paid are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Equity-Based Incentive Awards

We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and align the interests of our executives and our stockholders. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.

We award equity awards broadly to our employees. Grants to our executives and other employees are made at the discretion of our board of directors and Compensation Committee. Our Compensation Committee grants stock options, restricted stock units, or a combination of both to our employees, including our named executive officers.

On February 15, 2024, Mr. Celebi and Dr. van der Horst were granted stock options to purchase 315,000 shares and 125,000 shares, respectively. One-fourth of the shares underlying the stock options vest on February 15, 2025, with the remainder vesting monthly over an additional 36 months of continuous service.

On December 20, 2024, Mr. Celebi, Ms. Krebs and Dr. van der Horst were granted stock options to purchase 355,000 shares, 120,000 shares and 100,000 shares, respectively. The full amount of the shares of the underlying stock vest on December 1, 2025 or upon the date of termination of employment other than by us for cause.

For additional information about equity grants made historically to our named executive officers, please see “—Outstanding Equity Awards as of December 31, 2024” below.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during fiscal 2024.

Termination or Change in Control Benefits

Each of our named executive officers’ employment agreements entitles them to certain benefits upon a qualifying termination. For additional discussion, please see “Employment Agreements with our Named Executive Officers.”

Health and Welfare; Perquisites

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances (including Mr. Celebi’s housing and vehicle allowances).

401(k) Plan

We maintain a safe harbor 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits under the Code, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we make matching contributions or discretionary contributions to the 401(k) plan up to a maximum of 4% of such employee’s annual compensation. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are generally not taxable to the employees until withdrawn or distributed from the 401(k) plan.

Employment Agreements with our Named Executive Officers

Below are descriptions of our employment agreements with our named executive officers. The agreements generally provide for at-will employment and set forth the named executive officer’s initial base salary, target bonus, eligibility for employee benefits and severance benefits upon a qualifying termination of employment. Furthermore, each of our named executive officers has executed a form of our standard proprietary information and inventions assignment agreement. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change of control, are described below.

Employment Agreements

Mr. Celebi’s employment agreement became effective upon the closing of our initial public offering. Our employment agreement with Dr. van der Horst was most recently amended and restated effective December 7, 2022 in connection with his appointment as our Chief Scientific Officer. Our employment agreement with Ms. Krebs became effective November 1, 2023 in connection with her appointment as our Chief Business Officer.

The employment agreements provide that, subject to certain conditions and limitations, upon the termination of the employment of an eligible executive officer without Cause or resignation for Good Reason (each, as defined in the employment agreements) not in connection with a Change in Control (as defined in each employment agreement):

•

Mr. Celebi will be eligible to receive continued payment of his base salary for 12 months; Ms. Krebs and Dr. van der Horst will be eligible to receive continued payment of their base salaries for nine months; and

•	each executive officer shall be eligible to receive COBRA premiums for the applicable length of the severance period as described above.

In addition, the employment agreements provide that, subject to certain conditions and limitations, upon the termination of the employment of an eligible executive officer without Cause or resignation for Good Reason (each, as defined in the employment agreements) within 12 months following a Change in Control:

•

Mr. Celebi will be eligible to receive a lump-sum cash severance benefit equal to 18 months’ base salary and 150% of his target bonus; Ms. Krebs and Dr. van der Horst will be eligible to receive a lump-sum cash severance benefit equal to 12 months’ base salary and 100% of the officer’s target bonus;

•	such executive officer shall be eligible to receive COBRA premiums for the applicable length of the severance period as described above; and

•	all unvested equity awards held by such executive officer will become immediately vested and fully exercisable.

The severance benefits described above are conditioned upon the executive officer’s execution and non-revocation of a separation agreement, including a release of claims, and compliance with certain restrictive covenants.

Policy on Hedging and Speculative Trading

Our insider trading and window period policy prohibits directors, officers and employees from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts or other inherently speculative transactions with respect to our stock at any time.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers, employees and consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024.

From time to time, we may also engage in transactions in our own securities, such as in connection with our ongoing stock repurchase program. We have procedures in place designed to ensure our compliance with applicable laws and regulations relating to insider trading in connection with any such transactions.

Clawback Policy

In October 2023, the Compensation Committee adopted our Incentive Compensation Recoupment Policy (the “Clawback Policy”), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The Clawback Policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment.

Outstanding Equity Awards as of December 31, 2024

The following table sets forth certain information about equity awards granted to our named executive officers that remained outstanding as of December 31, 2024:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested (9)
John Celebi	12/20/2024	—	355,000	(1)	$0.45	12/20/2034
	2/15/2024	165,889	315,000	(2)	$0.79	2/15/2034
	2/15/2023	41,250	48,750	(3)	$1.43	2/15/2033	15,975	$7,829	(7)
	2/15/2022	114,466	47,134	(4)	$4.30	2/15/2032	26,950	$13,208	(8)
	2/4/2021	399,304	17,362	(5)	$19.00	2/3/2031
	2/15/2020	559,375	—		$3.22	8/4/2030
	2/22/2018	26,666	—		$122.88	4/1/2028
Stephanie Krebs	12/1/2024	—	120,000	(1)	$0.45	12/20/2034
	11/1/2023	33,854	91,146	(2)	$0.82	11/1/2033
Edward van der Horst, Ph.D.	12/20/2024	—	100,000	(1)	$0.45	12/20/2034
	2/15/2024	90,102	125,000	(2)	$0.79	2/15/2034
	2/15/2023	34,375	40,625	(3)	$1.43	2/15/2033	13,275	$6,506	(7)
	2/15/2022	31,166	12,834	(4)	$4.30	2/15/2032	7,350	$3,602	(8)
	10/8/2021	15,832	4,168	(6)	$8.69	10/31/2031
	2/4/2021	69,877	3,039	(5)	$19.00	2/3/2031
	2/15/2020	55,208	—		$3.22	8/4/2030
	9/3/2019	3,125	—		$16.32	9/2/2029
(1)
The unvested shares underlying this option vest 100% on the earlier of December 1, 2025 or termination of employment other than for cause.
(2)
The unvested shares underlying this option vest 25% on February 15, 2025 and thereafter in 36 equal monthly installments until February 15, 2028, generally subject to the officer’s continued service through each applicable vesting date.
(3)
The unvested shares underlying this option vest in 26 equal monthly installments until February 15, 2027, generally subject to the officer’s continued service through each applicable vesting date.
(4)
The unvested shares underlying this option vest in 14 equal monthly installments until February 15, 2026, generally subject to the officer’s continued service through each applicable vesting date.
(5)
The unvested shares underlying this option vest in 2 equal monthly installments until February 15, 2025, generally subject to the officer’s continued service through each applicable vesting date.
(6)
The unvested shares underlying this option vest in 10 equal monthly installments until October 8, 2025, generally subject to the officer’s continued service through each applicable vesting date.
(7)
The unvested shares underlying this restricted stock unit vest in 3 equal yearly installments until February 15, 2027, generally subject to the officer’s continued service through each applicable vesting date.
(8)
The unvested shares underlying this restricted stock unit vest in 2 equal yearly installments until February 15, 2026, generally subject to the officer’s continued service through each applicable vesting date.
(9)
The market value amount is calculated based on the closing price of our common stock of $0.49 per share on December 31, 2024.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We have granted stock options to our employees, including our named executive officers, in 2023 and 2024. We typically have granted new-hire stock option awards or promotion stock option awards on or soon after a new hire’s employment start date or promotion, as applicable. Additionally, we have typically granted annual refresh employee stock option awards in the first quarter of each fiscal year, which refresh grants are typically approved following our regularly scheduled meeting of the Compensation Committee in which annual refresh grants are considered. We do not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to our public disclosure of MNPI. We have not timed the release of MNPI for the purpose of affecting the value of executive compensation.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation earned or paid to our non-employee directors during the year ended December 31, 2024. John Celebi, our President and Chief Executive Officer, is also a member of our Board of Directors, but did not receive any additional compensation for his service as a director. Mr. Celebi’s compensation as an executive officer is set forth above under “Executive Compensation—Summary Compensation Table.” Samuel Broder resigned from our Board of Directors on February 5, 2024, but was not paid any compensation during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(3)	Total ($)
Jessie English, Ph.D.	24,500	—	10,164	34,664
Bob Holmen	52,500	—	10,164	62,664
Kristian Humer	42,500	—	10,164	52,664
James Peyer, Ph.D.	49,000	—	10,164	59,164
William Ringo (2)	80,385	—	10,164	90,549
Tom Ricks	55,000	—	10,164	65,164
Deneen Vojta, M.D.	48,445	—	10,164	58,609
(1)
Amounts reported represent the aggregate grant date fair value of equity awards granted to our directors during 2024 under our 2021 Plan, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Form 10-K, filed with the SEC on March 28, 2025. These amounts do not reflect the actual economic value that may be realized by the non-employee director.
(2)
As of December 31, 2024, Mr. Ringo held 2,978 RSUs.
(3)
Represents an option to purchase 19,000 shares of our common stock granted on June 10, 2024 at an exercise price of $0.71 per share. As of December 31, 2024, Dr. English, Mr. Holmen, Mr. Humer, Dr. Peyer, Mr. Ringo, Mr. Ricks and Dr. Vojta held options to purchase 44,554, 89,995, 64,767, 67,620, 62,650, 67,620 and 38,600 shares of our common stock, respectively.

Non-Employee Director Compensation Policy

Following recommendation from the compensation committee, in March 2024 our Board of Directors amended our non-employee director compensation policy (the "2024 Amended Policy").

Under the 2024 Amended Policy, each non-employee director receives cash compensation as follows:

Annual Cash Retainer ($)
Annual retainer	35,000
Additional retainer for independent chair	35,000
Additional retainer for audit committee chair	15,000
Additional retainer for audit committee non-chair member	7,500
Additional retainer for compensation committee chair	10,000
Additional retainer for compensation committee non-chair member	5,000
Additional retainer for nominating and corporate governance committee chair	8,000
Additional retainer for nominating and corporate governance committee non-chair member	4,000
Additional retainer for science and technology committee chair (1)	10,000
Additional retainer for science and technology committee non-chair member (1)	5,000
(1)
The Board dissolved the Science and Technology Committee on December 10, 2024, effective as of December 31, 2024. These retainers will not be paid beginning in 2025.

Under the 2024 Amended Policy, each non-employee director receives equity compensation as follows:

Initial equity award. Each new non-employee director elected or appointed to our board of directors will be granted an option to purchase 38,000 shares of our common stock, vesting in 36 substantially equal monthly installments following the grant date.

In addition, if an independent chair is elected or appointed to the Board, the independent chair will be granted an additional option to purchase 10,000 shares of our common stock, vesting in full on the first anniversary of the date of grant.

Annual equity awards. On the date of each annual meeting of stockholders of our company, each non-employee director who has served as a non-employee director for at least six months prior to such stockholder meeting and who will continue to serve on our board of directors will be granted an option to purchase 19,000 shares of our common stock, vesting in monthly installments such that the option is fully vested on the earlier of the first anniversary of the grant date or the date of our next annual stockholder meeting.

All equity awards held by a non-employee director will vest in full upon a change in control.

In addition, under the 2024 Amended Policy all stock options granted to non-employee directors shall remain exercisable following the termination of a director's service to the Company until the earliest of (x) four years following such termination of service, (y) the expiration of the option and (z) the later of (i) the number of full years of service to the Company provided by such director and (ii) three months after termination for any reason other than death or disability, 12 months after termination due to disability or 18 months due to death. Stock options shall expire immediately upon termination of a director for cause. The foregoing provisions regarding the post-termination exercise period apply to all stock options previously granted to our directors and all stock options granted in the future.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information regarding our equity compensation plans in effect as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,379,253	(1)	$4.80	(2)	2,154,375	(3)
Equity compensation plans not approved by security holders	416,872		$9.82		—
Total	5,796,125				2,154,375
(1)
Includes shares issuable upon exercise of outstanding options under our 2018 Plan and 2021 Plan.
(2)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of common stock underlying RSUs, which have no exercise price. There are no warrants outstanding under our equity compensation plans.
(3)
Consists of shares available under the 2021 Plan and our 2021 Employee Stock Purchase Plan (the “ESPP”) as of December 31, 2024. On January 1 of each year, the number of shares reserved under the 2021 Plan and the ESPP is automatically increased by 4.0% and 1.0%, respectively, of the total number of shares of common stock that are outstanding at that time, or a lesser number of shares as may be determined by our board of directors. As a result, an additional 1,007,223 shares and 251,805 shares were added to the number of available shares under the 2021 Plan and ESPP, respectively, effective January 1, 2025.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:

•
the risks, costs and benefits to us;
•
the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•
the availability of other sources for comparable services or products; and
•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

Certain Related Party Transactions

Except as described below, there have been no transactions since January 1, 2023 to which we have been a participant in which the amount involved exceeded or will exceed $120,000 or, during such time as we qualify as a “smaller reporting company,” the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed years, and in which any of our then directors, executive officers or holders of more than 5% of our common stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Executive Compensation” and “Director Compensation Table.”

Investors’ Rights Agreement

We are party to an investors’ rights agreement (the “IRA”) with certain holders of our convertible preferred stock, including our 5% stockholders and their affiliates. The IRA provides these stockholders with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing, and also the right to obligate us to an agreement to provide for additional rights to demand that we file a registration statement or request that their shares be covered by a registration statement that we have filed and maintain as effective.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

Purchase Agreement with Apeiron Investment Group and Affiliates

On May 23, 2023, we entered into a Purchase Agreement (the “Apeiron Purchase Agreement”) with Apeiron Investment Group Ltd., Presight Sensei Co-Invest Fund, L.P., Presight Sensei Co-Invest Management, L.L.C., Christian Angermayer, Apeiron SICAV Ltd. - Presight Capital Fund ONE, and Altarius Asset Management Ltd. (collectively, the “Apeiron Parties”). At the time of the execution of the Apeiron Purchase Agreement, the Apeiron Parties collectively held more than 5% of our voting securities.

Pursuant to the Apeiron Purchase Agreement, we agreed to purchase 4,454,248 shares of the Company’s common stock (the “Purchased Shares”) from certain of the Apeiron Parties (the “Sellers”) for a purchase price of $1.58 per share. The Purchased Shares constituted the Apeiron Parties’ entire beneficial ownership of the Company’s common stock. The transaction closed on June 1, 2023.

Purchase Agreement with Cambrian Biopharma

On July 31, 2023, we entered into a Purchase Agreement (the "Cambrian Purchase Agreement") with Cambrian Biopharma Inc. ("Cambrian"), pursuant to which we agreed to repurchase 1,587,302 shares of our common stock from Cambrian, a beneficial owner of more than 5% of our outstanding shares of common stock, at a purchase price of $1.26 per share and for an aggregate purchase price of approximately $2 million. The transaction closed on August 15, 2023. James Peyer, a director of the Company, is the CEO of Cambrian.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to Sensei Biotherapeutics, Inc., Attn: Secretary, 1405 Research Blvd, Suite 125, Rockville, Maryland 20850. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Christopher W. Gerry

General Counsel and Secretary

Dated: April [●], 2025

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is available without charge upon written request to: Corporate Secretary, Sensei Biotherapeutics, Inc., 1405 Research Blvd, Suite 125, Rockville, Maryland 20850.

APPENDIX A

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SENSEI BIOTHERAPEUTICS, INC.

Sensei Biotherapeutics, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

First: The name of this corporation is Sensei Biotherapeutics, Inc., and the date on which the Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware on December 1, 2017, under the name PPI Holdings, Inc. The Certificate of Incorporation was amended and restated by an Amended and Restated Certificate of Incorporation on December 29, 2020 and on February 8, 2021.

Second: The Board of Directors of the Company (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Certificate of Incorporation (the “Certificate of Incorporation”), as follows:

Effective as of the effective time of 5:00 p.m., Eastern Time, on [***DATE***]1 (the “Effective Time”), each [ten (10) / eleven (11) / twelve (12) / thirteen (13) / fourteen (14) / fifteen (15) / sixteen (16) / seventeen (17) / eighteen (18) / nineteen (19) / twenty (20) / twenty-one (21) / twenty-two (22) / twenty-three (23) / twenty-four (24) / twenty-five (25) / twenty-six (26) / twenty-seven (27) / twenty-eight (28) / twenty-nine (29) / thirty (30)]2 shares of the Company’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Company or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Company of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Company’s Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Stock Market for each of the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Company or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above; provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive,

1 Insert next business day after filing with the Secretary of State of the State of Delaware.

2 These amendments approve the combination of any whole number of shares of the Company’s Common Stock between and including ten (10) and thirty (30) into one (1) share of the Company’s Common Stock. By these amendments, the stockholders would approve each of the alternate amendments proposed by the Company’s Board of Directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Company’s Board of Directors to be in the best interests of the Company and its stockholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. The Company’s Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

Section A of Article IV of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

“A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of capital stock which the Company shall have authority to issue is [ ] [3] shares, of which [ ] shall be Common Stock (the “Common Stock”), each share having a par value of one-hundredth of one cent ($0.0001), and 10,000,000 shall be Preferred Stock (the “Preferred Stock”), each share having a par value of one-hundredth of one cent ($0.0001).”

Third: The foregoing amendment to the Certificate of Incorporation was duly approved by the Board.

Fourth: Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

Fifth: This amendment to the Certificate of Incorporation shall be effective on and as of as of the effective time of 5:00 p.m., Eastern Time, on [***DATE***]4.

[Signature Page Follows]

3 Assuming the reverse stock split proposal and the authorized shares reduction proposal are approved by the required stockholder vote and the Company’s Board of Directors elects to effect a reverse stock split, the number of shares of the Company’s total authorized Common Stock would be correspondingly, and proportionally to the reverse stock split ratio determined by the Company’s Board of Directors, reduced (thereby effecting a reduction in the Company’s total authorized capital stock).

4 Insert next business day after filing with the Secretary of State of the State of Delaware.

In Witness Whereof, Sensei Biotherapeutics, Inc. has caused this Certificate of Amendment to be executed by its Chief Executive Officer as of [***DATE***].

By: ____________________________

John Celebi

President and Chief Executive Officer

sensei BIO

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Sensei Biotherapeutics, Inc.

Annual Meeting of Stockholders

Wednesday, May 21, 2025 11:00 AM, Eastern Time

Annual Meeting to be held live webcast - please visit www.proxydocs.com/SNSE for more details.

You must register to attend the meeting online and/or participate at www.proxydocs.com/SNSE

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/SNSE

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 9, 2025.

SEE REVERSE FOR FULL AGENDA

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On May 21, 2025 For Stockholders of record as of March 25, 2025

To order paper materials, use one of the following methods.

Internet:
www.investorelections.com/SNSE

Call:
1-866-648-8133

Email:
paper@investorelections.com

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

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